Exhibit 99.3

  2  Cautionary Note Regarding Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of goals, intentions, and expectations as to future trends, plans, events, or results of Independent Bank Corporation’s operations and policies, including, but not limited to, Independent Bank Corporation’s outlook on earnings and the sufficiency of the allowance for loan losses, and statements regarding asset quality, projections of future revenue, earnings or other measures of economic performance, Independent Bank Corporation’s plans and expectations regarding non-performing assets, business opportunities, and general economic conditions. Forward-looking statements include expressions such as “will,” “may,” “should,” “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “intend,” “likely,” “optimistic” and “plan,” and similar words or phrases, which are necessarily statements of belief as to expected outcomes of future events. These statements are based on current and anticipated economic conditions, nationally and in Independent Bank Corporation’s markets, interest rates and interest rate policy, competitive factors, and other conditions which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this presentation and the forward-looking statements are based, actual future operations and results may differ materially from those indicated in this presentation. For a discussion of certain factors, risks and uncertainties which could cause actual future operations and results to differ from estimates and projections discussed in these forward-looking statements, please read the “Risk Factors” section in Independent Bank Corporation’s 2016 Annual Report on Form 10-K. You should not place undue reliance on any such forward-looking statement. These forward-looking statements are not guarantees of future performance. Independent Bank Corporation does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation.

  3   Agenda  Formal Remarks.William B. (Brad) Kessel, President and Chief Executive OfficerRobert N. Shuster, Executive Vice President and Chief Financial OfficerQuestion and Answer session.Closing Remarks.Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab.

  4   Financial Summary    1Q’17  4Q’16  3Q’16  2Q’16  1Q’16  Diluted EPS  $ 0.28  $ 0.27  $ 0.30  $ 0.30  $ 0.19  Income before taxes   $ 8,595  $ 8,443  $ 9,352  $ 9,049  $ 6,057  Net income  $ 5,974  $ 5,855  $ 6,373  $ 6,438  $ 4,100  Return on average assets  0.95%  0.91%  1.02%  1.06%  0.68%  Return on average equity  9.63%  9.29%  10.20%  10.66%  6.70%  Total assets (a)  $2,596,482  $2,548,950  $2,538,319  $2,452,696  $2,488,367  Total portfolio loans  $1,670,747  $1,608,248  $1,607,354  $1,582,122  $1,538,982  Total deposits  $2,263,059  $2,225,719  $2,206,960  $2,128,292  $2,154,706  Loans to deposits ratio  73.83%  72.26%  72.83%  74.34%  71.42%  Shareholders’ equity (a)  $ 255,475  $ 248,980  $ 250,902  $ 246,923  $ 240,792  Tangible BV per share (a)  $ 11.89  $ 11.62  $ 11.72  $ 11.49  $ 11.22  TCE to tangible assets (a)  9.78%  9.70%  9.81%  9.99%  9.60%  Note: Dollars in thousands, except per share data.  (a) 1Q’16 restated for adoption of ASU 2016-09 in 2Q’16.

  5  1Q 2017 Financial Highlights  Income StatementNet income of $6.0 million, or $0.28 per diluted share, representing increases of 45.7% and 47.4%, respectively over 1Q’16. Net interest income of $21.5 million, up $1.7 million, or 8.6%, from the year ago quarter.$0.4 million credit loan loss provision.Year-over-year increases in both service charges on deposits and interchange income.Gains on mortgage loans of $2.6 million, up $0.9 million, or 56.6% from the year ago quarter.Balance Sheet/CapitalTotal portfolio loans grew $62.5 million (excluding payment plan receivables), or 15.8% annualized. Effective 01/01/17, adopted the fair value accounting method for capitalized mortgage servicing rights (MSRs). This increased MSRs by $0.54 million, decreased deferred income taxes by $0.19 million and increased beginning (01/01/17) shareholders’ equity by $0.35 million.Deposits totaled $2.26 billion at 03/31/17 compared to $2.23 billion at 12/31/16 and $2.15 billion at 03/31/16.No share repurchases in 1Q 2017. TBV per share increased to $11.89 at 03/31/17 from $11.62 at 12/31/16.Paid a ten cent per share cash dividend on common stock on 02/15/17.

 6  Our Michigan Markets  U.S. Branches: Current Ownership (63)     U.S. LPO’s: Current Ownership (12)(Columbus and Fairlawn, Ohio Not Shown)     Since 2012, substantial changes have been implemented to streamline and optimize our branch delivery network.Significant market presence and opportunity to gain market share in attractive Michigan markets. Michigan’s unemployment rate was 5.3% in February 2017 (0.3% higher than one year ago and 0.6% above the February 2017 U.S. unemployment rate of 4.7%).Michigan payroll jobs totaled 4.309 million in February 2017 (76K higher than one year ago).S&P/Case-Shiller MI Detroit Home Price Index up 6.4% year over year (January 2017 vs. January 2016).

 Our Markets – Regional  Region  Cities  Branches  03/31/17Portfolio Loans(1)  % ofLoans(1)  03/31/17Deposits(3)  % of Deposits(3)  03/31/16 Portfolio Loans(2)  03/31/16 Deposits(3)  East / “Thumb”  Bay City / Saginaw  23  $ 324  21%  $ 747  34%  $ 301  $ 727  West  Grand Rapids / Ionia  22  590  38%  731  34%  532  689  Central  Lansing  11  207  14%  325  15%  194  317  Southeast  Troy  7  412  27%  380  17%  337  342  Total    63  $1,533  100%  $2,183  100%  $1,364  $2,075  Note: Dollars are in millions.Loans exclude those related to resort lending ($100 million), payment plan receivables ($32 million) and purchased mortgage loans ($38 million).Loans exclude those related to resort lending ($112 million), payment plan receivables ($32 million) and purchased mortgage loans ($31 million). Deposits exclude reciprocal deposits, brokered deposits and certain other “non-market” deposits.  7

  8  Low Cost Deposit Franchise Focused on Core Deposit Growth  Deposit Highlights$2.26 billion in total deposits at 03/31/17.Substantially all core funding.$1.79 billion of transaction accounts (78.9% of total deposits).Total deposits increased $108.4 million, or 5.0% since 03/31/16.Average deposits per branch of $35.9 million at 03/31/17 vs. $20.2 million at 12/31/11 (an increase of 77.7%).2017 focus:Commercial – small to middle market business and public funds.Treasury management services.Retail – checking accounts and debit card services.  Deposit Composition – 03/31/17  Cost of Deposits (%)/Total Deposits (billions)

INDEPENDENT BANK

Diversified Loan Portfolio
Focused on High Quality Growth

Loan Composition – 03/31/17


Held for Sale
4%
Installment
16%
Commercial
47%
Mortgage
33%

Yield on Loans (%)/Total Portfolio Loans (billions)


5.00%
4.90%
4.80%
4.70%
4.60%
4.50%
4.40%
4.30%
$1.70
$1.65
$1.60
$1.55
$1.50
$1.45
$1.40
$1.35
$1.30
4.90%
4.83%
4.82%
4.81%
4.64%
4.59%
4.53%
4.75%
$1.45
$1.47
$1.52
$1.54
$1.58
$1.61
$1.61
$1.67
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Total Portfolio Loans
Yield on Loans

Lending Highlights

- 12 consecutive quarters of net loan growth.
- $1.741 billion in total loans at 03/31/17 (including $70.5 million of loans and payment plan receivables held for sale).
- 1Q 2017 lending results include:
  - Commercial loan growth of $11.5 million, or 5.8% annualized.
  - Consumer installment loan growth of $8.6 million, or 13.2% annualized.
  - Portfolio mortgage loan growth of $42.4 million, or 31.9% annualized. 1Q'17 mortgage loan origination volume up 115.1% over 1Q'16.
- 2017 focus:
  - Commercial – businesses with $1 million to $50 million in annual sales.
  - Consumer – through branch network, internet and indirect channels.
  - Residential mortgage – purchase money (both salable and portfolio) and QRM and home equity lending opportunities.

9

Strong Capital Position

Focused on Shareholder Return

ROA, ROE and TCE Ratio



12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
10.34%
9.60%
9.99%
9.81%
9.70%
9.95%
9.78%
7.89%
8.05%
8.50%
9.09%
9.21%
0.86%
0.86%
0.88%
0.92%
0.92%
0.99%
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
ROA
ROE
TCE Ratio

Note: ROA and ROE represent a four quarter rolling average.

Highlights

- Prudent capital management. Target TCE ratio – 9.50% to 10.50% near-term and 8.50% to 9.50% longer-term. Priorities are: (A) capital retention to support (1) organic growth and (2) acquisitions; and (B) return of capital through (1) strong and consistent dividend and (2) share repurchases.
- 2017 share repurchase plan approved for up to 5% of outstanding common shares. During 2016, 1.15 million shares were repurchased; and **since the start of 2015, 2.12 million shares have been repurchased.**
- Bank retained earnings returned to a positive figure in 3Q'16 permitting resumption of quarterly dividends to parent company (a $5.0 million dividend was paid in January 2017 and October 2016). Bank retained earnings were a positive $11.2 million at 3/31/17.
- Quarterly cash dividend rate increased by 25% to ten cents per share effective 11/15/16.
- Goals of 1% ROA or better and 10% ROE or better.

10

 11  Net Interest Margin/Income  HighlightsInterest rate sensitivity profile of the loan and securities portfolios, in combination with a low cost core deposit base, positions us to benefit from a rising interest rate environment.Net interest income increased in 1Q’17 vs. 4Q’16 due primarily to a 24 basis point increase in the net interest margin as well as a $6.2 million increase in average interest-earning assets.2017 goal is to grow net interest income by approximately 3% over 2016 as average loans increase. Lower projected growth rate in 2017 (vs. 2016) due to expected sale of Mepco earning assets. Starting to see some pressure on deposit rates due to the 0.25% bumps in the target federal funds rate in March 2017 and December 2016.   Net Interest Margin (TE)(%)  Net Interest Income ($ in Millions)

 12  Net Interest Income and Net Interest Margin Details  Summary1Q’17 net interest income of $21.466 million, up $1.216 million from 4Q’16. The linked quarter increase was due to a $1.062 million increase in interest income and fees on loans and a $160K increase in interest income on securities and investments. This was partially offset by a $6K increase in interest expense on deposits and borrowings. The increase in interest income and fees on loans was partially due to an increase in interest recoveries (net) on previously charged-off or non-accrual loans of $434K and an increase in commercial loan prepayment fees of $252K. These two items increased the average yield on interest earning assets by 12 bps. Two less days in the quarter reduced net interest income by $229K net. The tax equivalent net interest margin (NIM) increased 24 bps (3.69% vs. 3.45%) due to a 25 bps increase in the yield on interest earning assets that was partially offset by a 1 bps increase in the cost of funds (interest expense as a percentage of average interest-earning assets). Average yield on new commercial loans was 5.06% on fixed rate (48.8% of production) and 4.22% on variable rate (51.2% of production); average yield on new retail loans (mortgage and consumer installment) was 4.06%.Loan Portfolio DetailsCommercial loans: Interest income increased $753K due to a $13.0 million increase in average balance and a 39 bps increase in the average yield (4.87% vs. 4.48%) that were partially offset by two less days in the quarter ($195K impact). Interest recoveries (net) and prepayment fees increased by $572K, this increased the average yield by 28 bps. Mortgage loans (includes loans held for sale): Interest income increased $400K due to a $21.5 million increase in average balance and a 12 bps increase in the average yield (4.19% vs. 4.07%) . Interest recoveries (net) increased by $134K, this increased the average yield by 9 bps.Consumer installment loans: Interest income decreased $108K due to an 8 bps decrease in the average yield (4.67% vs. 4.75%), an $83K decrease in average balance and two less days in the quarter ($68K impact). Interest recoveries (net) decreased by $20K, this decreased the average yield by 3 bps.Payment plan receivables: Interest income increased $17K due to a $0.4 million increase in the average balance and a 7 bps increase in the average yield (12.47% vs. 12.40%). Payment plan receivables were classified as held for sale at both 3/31/17 and 12/31/16. Other FactorsSecurities and investments: Interest income increased $160K due to a 20 bps increase in the average TE yield (2.21% vs. 2.01%) that was partially offset by a $28.6 million decrease in average balance, two less days in the quarter ($7K impact) and the adoption of ASU 2017-08 ($31K reduction in interest income). Deposits and borrowings: Interest expense increased $6K due to a $26.5 million increase in the average balance of interest-bearing liabilities that was partially offset by two less days in the quarter ($41K impact). The average cost of interest-bearing liabilities was unchanged (0.49% vs. 0.49%).   Analysis of Linked Quarter Increase

 13  Non-interest Income  HighlightsDiverse sources of non-interest income which totaled $10.3 million in 1Q’17.1Q’17 total non-interest income represents approximately 32.5% of total revenue (net interest income and non-interest income).Service charges on deposits have recently stabilized after previous longer-term decline.1Q’17 interchange revenue up $0.04 million, or 2.3%, compared to 1Q’16. Transaction volume increased 1.4% year-over-year and interchange revenue per transaction increased by 0.7%.1Q’17 gains on mortgage loans totaled $2.6 million, up $0.9 million, or 56.6%, from 1Q’16.1Q’17 mortgage loan servicing includes a $0.3 million decline in fair value adjustment. 1Q’16 included amortization and an impairment charge on MSRs of $2.0 million.   2017 YTD Non-interest Income Breakout  Non-interest Income Trends ($ in Millions)

 14  Non-interest Expense  HighlightsQ1’17 non-interest expenses totaled $23.6 million (a decrease from 4Q’16 and an increase from 1Q’16).Q1’17 compensation and benefits increased by $2.3 million over Q1’16 due primarily to higher salaries and wages, performance based compensation, payroll taxes and employee benefits costs. 1Q’17 average FTEs up by 64.5 (8.4%) over 1Q’16, with much of the growth (about ¾) related to the mortgage banking expansion. Efficiency ratio: 2017 YTD – 73.3%; 2016 – 73.7%; 2015 – 77.2%; 2014 – 80.3%; and 2013 – 82.6%.Original target for 2017 was total non-interest expenses at $21.6 million to $22.7 million per quarter (with an average at $21.9 million). 1Q’17 total non-interest expenses exceeded expected high end due to compensation and benefits (growth in mortgage-banking and somewhat higher performance based compensation) and delay in Mepco sale (was originally expected to close on 3/7/17).Mepco non-interest expenses totaled $0.7 million for 1Q’17.  Non-interest Expense ($ in Millions)

  15  Sale of Mepco Finance Corporation  Sale Transaction SummarySigned Asset Purchase Agreement (APA) on December 30, 2016 to sell the business and majority of assets of Mepco Finance Corporation (Mepco) to Seabury Asset Management LLC (Seabury). Under the terms of the APA, Seabury is paying net book value for the assets acquired, assuming Mepco’s lease for office space in Chicago and retaining most of Mepco’s employees.Mepco retains deferred tax assets (that can be used in the IBC consolidated tax return) as well as certain counterparty receivables that are being collected pursuant to various payment arrangements. Mepco will be renamed “IB Holding Company” at closing. This entity may be merged into Independent Bank during 2017.Attempting to close sale by May 5, 2017.Balance Sheet and Income Statement ImpactMepco selling $32.3 million of net payment plan receivables, $0.6 million of commercial loans, $0.2 million in furniture and equipment, and $1.7 million of other assets to Seabury, who also will assume $1.4 million of specified liabilities (based on 3/31/17 balances, which will be updated for closing).During 1Q’17 Mepco had $0.91 million of net interest income, $0.69 million of non-interest expense and net income of $0.14 million. Expect 2017 impact to IBC (compared to 2016) to be slightly beneficial to net income.

 16  Investment Securities Portfolio  HighlightsHigh quality, liquid, diverse portfolio with relatively short duration.60% of the portfolio is AAA rated (or backed by the U.S. Government).2.63 year estimated average duration with a weighted average yield of 2.46% (with TE gross up).Approximately 26% of the portfolio is variable rate.Fair value of $614.3 million(1) at 3/31/17.Net unrealized loss of $1.1 million at 3/31/17.Adopted ASU 2017-08 in 1Q’17. Now amortizing premium on callable securities to the earliest call date.  (1) Includes investments in bank CD’s of $5.3 million but excludes trading securities of $0.3 million.  Investment Portfolio by Type (3/31/17)  Investment Portfolio by Rating (3/31/17)

 17  Credit Quality Summary  Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing.Note 2: 3/31/17 and 12/31/16 30 to 89 days delinquent data excludes $1.53 million and $1.63 million, respectively, of payment plan receivables that were held for sale.  Non-performing Assets ($ in Millions)  ORE/ORA ($ in Millions)  Non-performing Loans ($ in Millions)  30 to 89 Days Delinquent ($ in Millions)

 18  Credit Cost Summary  Note: Dollars all in millions.  Provision for Loan Losses  Loan Net Charge-Offs  Allowance for Loan Losses

 19  Classified Assets and New Default Trends  Note: Dollars all in millions.  Total Classified Assets  Commercial Loan New Defaults  Total Loan New Defaults  Retail Loan New Defaults

Troubled Debt Restructurings (TDRs)

91% of TDRs are Current

TDRs ($ in Millions)



$160
$140
$120
$100
$80
$60
$40
$20
$0
95%
90%
85%
80%
75%
70%
$145
$144
$124
$110
$88
$87
$85
$81
$78
$73
77%
84%
89%
91%
89%
90%
91%
90%
88%
91%
2011
2012
2013
2014
2015
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Performing
Nonperforming
% Current

TDR Highlights

- Working with client base to maximize sustainable performance.
- The specific reserves allocated to TDRs totaled $7.6 million at 3/31/17.
- A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan.
- 90.8% of TDRs are current as of 3/31/17.
- **Commercial TDR Statistics:**
  - 58 loans with $11.2 million book balance.
  - 90.8% performing.
  - WAR of 5.50% (accruing loans).
  - Well seasoned portfolio; over 97% of accruing loans are not only performing but have been for over a year since modification.
- **Retail TDR Statistics:**
  - 682 loans with $61.6 million book balance.
  - 93.4% performing.
  - WAR of 4.82% (accruing loans).
  - Well seasoned portfolio; over 98% of accruing loans are not only performing but have been for over a year since modification.

20

 21  2017 Actual Performance vs. Original Outlook  Category  Outlook  Lending  Continued growthGoal of 10 to 11% overall loan growth in 2017, primarily supported by increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2017. This growth forecast also assumes a stable Michigan economy. 1Q’17 Update: Exceeded expectation. 1Q’17 annualized loan growth of 15.8%.  Net Interest Income  Growth over 2016 despite sale of payment plan receivablesGoal of approximately 3% increase in net interest income over 2016. Pressure on the net interest margin expected to abate. Growth in net interest income in 2017 vs. 2016 due primarily to growth in loans as described above and somewhat higher short-term interest rates. Forecast assumes two 0.25% increases in the federal funds rate (one in mid 3Q’17 and one in early 4Q’17) and long-term rates up slightly over year end 2016 levels. 1Q’17 Update: Exceeded expectation. Increase of 8.6% over 1Q’16.  Provision for Loan Losses  Steady asset quality metricsVery difficult area to forecast. Future provision levels will be particularly sensitive to loan net charge-offs, watch credit levels, loan default volumes, and TDR portfolio performance. The allowance as a percentage of total loans was at 1.26% at 12/31/16. Do not expect credit provision in 2017 due to portfolio loan growth and a decline in recoveries of previously charged-off loans. Quarterly provision (expense) for loan losses of $500K to $600K would not be unreasonable. 1Q’17 Update: $0.4 million credit loan loss provision. Strong asset quality metrics.  Non-interest Income  Forecasted quarterly range of $10.8 million to $11.7 million with total for year up by approximately $2.4 million vs. 2016Expect mortgage-banking revenues and mortgage lending volumes in 2017 to be higher than 2016. Expect service charges on deposits and interchange income in 2017 to be generally comparable to 2016. 1Q’17 Update: Actual non-interest income of $10.3 million in 1Q’17. Below forecasted range due primarily to lower than expected gains on mortgage loans as there was a higher mix of portfolio mortgage loans than expected. However, this lead to higher than expected loan growth.  Non-interest Expense  Forecasted quarterly range of $21.6 to $22.7 million with total for the year down by approximately $2.8 million vs. 2016The expected decrease in non-interest expenses is primarily due to the elimination of $2.6 million of litigation expense and loss on sale of Mepco assets that were incurred in 2016. Decline in expenses associated with the sale of the payment plan processing business (Mepco) is expected to be somewhat offset by higher expenses related to the expansion of mortgage banking operations. 1Q’17 Update: Actual non-interest expenses of $23.6 million (approximately $0.9 million above forecasted high end range). Variance was in compensation and benefits and delay in Mepco sale (expenses for Mepco were expected to end as of 02/28/17).   Income Taxes  Approximately 32% to 32.5% in 2017. This assumes no changes in corporate income tax rates or rules during 2017. 1Q’17 Update: 30.5% actual effective income tax rate. 1Q’17 included a $0.09 million tax benefit related to long-term incentive awards.

Strategic Initiatives

- Balance Sheet
  - Generate quality loan growth with continued focus on commercial and consumer installment lending as well as salable and portfolio mortgage loans.
  - Remain asset sensitive and positioned to benefit from higher interest rates (short duration investment portfolio, large variable rate loan portfolio and strong core deposit base with a significant amount of small to medium balance transaction accounts).
- Income Statement
  - Generate increased net interest income through change in earning asset mix (increased loans to deposits ratio and reduced level of investment securities).
  - Increase non-interest income with focus on transaction related revenue (treasury management and debit card) and mortgage banking revenue.
  - Continued selective reductions in certain non-interest expenses (credit related costs, branch optimization, process re-engineering and outsourcing). However, now expect growth in compensation and employee benefits expense and in occupancy expense as mortgage-banking operations are expanded.
  - Improved efficiency ratio: Low 70% range near-term and mid 60% range longer-term. Achieve improvements primarily through revenue growth.
- Enterprise Risk Management
  - Steady asset quality.
  - Meet increased compliance and regulatory requirements.
  - Focus on data security and loss prevention.

22

23  Q&A and Closing Remarks  Question and Answer SessionClosing RemarksThank you for attending !NASDAQ: IBCP